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                                                                   EXHIBIT 3.12


                                     BYLAWS

                                       OF

                        PSD TRANSPORTATION SERVICES, INC.
                              A Nevada Corporation

                               ARTICLE I - OFFICES

The principal office of the corporation in the State of Nevada shall be located in Reno, the office of the resident agent. The corporation may have such other offices, either within or without the state of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

                            ARTICLE II - STOCKHOLDERS

1.    Special Meetings.

      Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president at the request of the holders of not less than fifty percent of all the outstanding shares of the corporation entitled to vote at the meeting. No regularly scheduled annual meetings are required.

2.    Place of Meeting.

      The stockholders may designate any place, either within or without the state as the place of meeting for any annual meeting or for any special meeting called by the stockholders. A written waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place or means, including telephonic for conducting a meeting either within or without the state as the place/means for holding such meeting.

3.    Notice of Meeting.

      Written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, signed by the president or the secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

4.    Action by Stockholders Without Meeting.

      Actions that are required to be taken by the stockholders at a meeting may be taken without a meeting by written consent of the stockholders holding at least a majority of the voting power.
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                        ARTICLE III - BOARD OF DIRECTORS

1.    Number and Qualifications.

      The business affairs of the corporation shall be governed and controlled by a board of directors who shall be elected by the stockholders at each annual meeting of the stockholders, if any. Directors shall hold office until the next annual stockholders' meeting and/or until their respective successors are elected and qualified. In the event of failure to hold an election of directors at any annual meeting of stockholders as provided herein, election of directors may be held at a special meeting of the stockholders called for that purpose, or by written consent of the stockholders holding at least a majority of the voting power.

2.    Cumulative Voting.

      Each stockholder is entitled to vote in the election of directors as many votes as equals the number of his shares of stock multiplied by the number of directors to be elected. He may cast all of such votes for a single director or may distribute them among the number to be voted for or any two or more of them as he may see fit.

3.    Recall of Directors.

      At any time upon the affirmative vote of two-thirds of the shares entitled to vote at the meeting whereat such action shall be proposed, any director may be recalled and removed from office. If any director shall be so recalled and removed from office, a successor shall be elected at the meeting at which the resolution of recall and removal is adopted to serve the balance of the term of such recalled director.

4.    Vacancies.

      Except as otherwise provided by law, vacancies in the board of directors, regardless of cause, may be filled by a majority of the remaining directors attending the meeting of the board of directors, if notice shall be given to all of the remaining directors that such vacancy would be filled at the meeting. A director thus elected shall hold office for the ongoing term of his predecessor and until his successor is elected and qualified.

5.    Board of Directors' Meetings.

      The directors shall hold an annual board meeting and as many special meetings as may be necessary throughout the year to effectively manage the corporation and fulfill their fiduciary obligations to the corporation. The directors need not physically meet to fulfill this obligation but may conduct meetings and act by written unanimous and signed consent of all members of the board of directors.

6.    Place of Meeting.

      The directors may designate any place, either within or without the state as the place of meeting for any annual meeting or for any special meeting called by the directors. A written


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waiver of notice signed by all directors entitled to vote at a meeting may designate any place or means, including telephonic for conducting a meeting, either within or without the state as the place/means for holding such meeting.

7.    Notice of Meeting.

      Written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, signed by the president or the secretary, to each director of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the director at his last known address, with postage thereon prepaid.

                              ARTICLE IV - OFFICERS

1.    Officers Enumerated Election.

      The officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer, all of whom shall be elected by the board of directors at the annual meeting thereof, to hold office for the term of one year, and until their respective successors are elected and qualified.

2.    President.

      The president shall exercise the usual executive powers pertaining to the office of president and preside at the meetings of directors and stockholders. He shall execute all authorized deeds, instruments, documents and contracts on behalf of the corporation and in its name, all of which shall be valid and binding upon the corporation upon his signature alone, provided, however, that all certificates of stock of the corporation shall be countersigned by the secretary.

3.    Vice President.

      The vice-president shall have such powers and perform such duties as may be assigned to him by the board of directors. The vice-president shall be vested with the powers and perform the duties of the president, at such times, as the board of directors shall determine that the president is absent from his office or unable to perform his duties by reason of disability. The vice-president shall have the powers and perform the duties of the president when the president refuses to or is unable to perform his duties.

4.    Secretary.

      It shall be the duty of the secretary to keep the records of the proceedings of the directors and stockholders, to attest all certificates of stock with the president and when requested by the president to do so, to sign and execute with the president all deeds, bonds, contracts and other obligations or instruments in the name of the corporation, to keep the corporate seal, if any, and


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affix the same to certificates of stock and other proper documents, to keep a record of the issuance of certificates of stock and to transfer the same, and to perform such other duties as the board of directors may from time to time designate.

5.    Treasurer.

      The treasurer shall have the care and custody and be responsible for all funds and securities of the corporation, and shall keep regular books of account in accordance with standard accounting practices. He shall deposit all funds and other valuable effects of the corporation in such depository or bank as shall from time to time be designated by the board of directors. In addition to the foregoing duties and responsibilities, the treasurer shall have and perform such duties as the board of directors may from time to time designate.

6.    Vacancies.

      Vacancies in any office regardless of cause, may be filled by the board of directors at any regular or special meeting.

7.    Other Officers and Agents.

      The board of directors may from time to time appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms, and shall exercise such powers and perform such duties as shall be determined by the board of directors.

8.    Officers' Meetings.

      The officers of the corporation need not hold annual meetings.

9.    Place of Meeting.

      The officers may designate any place, either within or without the state as the place of meeting for any meeting called by the officers. A written waiver of notice signed by all officers entitled to vote at a meeting may designate any place or means, including telephonic for conducting a meeting, either within or without the state as the place/means for holding such meeting.

10.   Notice of Meeting.

      Written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than three nor more than sixty days before the date of the meeting, either personally or by mail, signed by the president or the secretary, to each officer of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the Unites States mail, addressed to the officer at his last known address, with postage thereon prepaid.


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11.   Salaries.

      The salaries of all officers and agents of the corporation and all other forms of compensation and benefits to such officers and agents shall be fixed and determined by the board of directors.

12.   Qualifications.

      None of the officers of the corporation need be a director and stockholder. Any two of the corporate offices may be combined into one office.

                            ARTICLE V - CAPITAL STOCK

1.    Certificates.

      Certificates of stock of the corporation shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the president, attested by the secretary, and sealed with the corporate seal, if any. Every certificate of stock shall state: (1) the state of incorporation; (2) the name of the registered owner of the shares represented thereby; (3) the number of shares which the certificate represents; (4) the par value of each share represented or a statement that such shares have no par value; (5) restrictions on transfer, if any, and (6) other matters required by law, if any.

2.    Transfers.

      Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. No share of stock shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.

3.    Loss or Destruction.

      In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity to the corporation. A new certificate may be issued without requiring any bond, when in the judgment of the board of directors, it is proper to do so.

                         ARTICLE VI - BOOKS AND RECORDS

1.    Meetings and Shares.

      The corporation shall keep: (1) complete records of all the proceedings of the stockholders and the directors; and (2) a share register giving the names of the registered holders of stock of the corporation showing their respective addresses, the number of shares held by each, and the dates upon which they acquired the said shares.


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2.    Secretary Certifications.

      Any person dealing with the corporation may rely upon a copy of any records of the proceedings, resolutions, or votes of the board of directors or stockholders, when certified as accurate by the secretary of the corporation.

3.    Books.

      The corporation shall keep appropriate and complete books of account.

                            ARTICLE VII - FISCAL YEAR

      The fiscal year of the corporation will begin on January 1st and end on the last Saturday in December of each calendar year.

                       ARTICLE VIII - AMENDMENT OF BY-LAWS

1.    By Stockholders.

      These bylaws may be amended, altered or repealed at any regular or any special meeting of the stockholders if notice of the proposed amendment or alteration is contained in the notice of meeting.

2.    By Directors.

      These bylaws may be amended, altered or repealed by the affirmative vote of a majority of the whole board of directors at any regular or special meeting of the board if notice of the proposed alteration or amendment is contained in the notice of the meeting; provided, however, that the board of directors shall not amend, alter or repeal any bylaw in such manner as to affect the qualifications, classifications, term of office or compensation of the directors in any way. Any action of the board of directors with respect to the amendment, alteration or repeal of these bylaws is hereby made expressly subject to change or repeal by the action of the stockholders.

                          ARTICLE IX - INDEMNIFICATION

      Each director or officer now or hereafter serving the corporation, and each person who, at the request of or on behalf of the corporation, is now serving or hereafter serves as a director or officer of any other corporation and the respective heirs, executors and administrators of each of them shall be indemnified by the corporation against all costs, expenses, judgments and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding, civil or criminal, in which he is or may be made a party by reason of his being or having been such director or officer or by reason of any action alleged to have been taken or omitted by him as a director or officer, whether or not he is a director or officer at the time of incurring such costs, expenses, judgments and liabilities, except in relations to matters to which he shall be finally adjudged, without right of further appeal in such action, suit or proceedings, to have been liable for willful misconduct in the performance of his duty as such director or officer. Such indemnification shall be made with respect to


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adjudication other than on the merits and shall extend to settlements and compromises. The foregoing right of indemnification shall not be exclusive of other rights to which such director or officer may be entitled as a matter of law.

                           ARTICLE X - CORPORATE SEAL

      The corporate seal, if any, shall be in the form as affixed hereto below.

                                     (SEAL)

                 ARTICLE XI - RESTRICTIONS ON TRANSFER OF SHARES

      Shares of the corporation shall be subject to restrictions on transfer or sale as follows:

1. A stockholder, which designation includes any transferee by operation of law, who desires to sell and/or transfer all or any part of his stock, shall first offer it in writing to the corporation, which shall have fifteen days to elect in writing to purchase the said stock at its then fair market value. If the corporation does not so elect, the secretary shall give written notice of such fact to the non-selling stockholders on the earlier of the date of rejection or expiration of the offer to the corporation, who shall have ten days after the date of said notice to elect in writing to purchase it at said value. A non-selling stockholder desiring to purchase such percentage of the stock as is arrived at by dividing the number of shares owned by him by the total number owned by all stockholders desiring to purchase. All notices shall be in writing and shall be sent by certified or registered mail, postage prepaid.

2. The "then fair market value" is defined as: (1) the price agreed upon by the parties; or (2) the price offered by a bona fide purchaser in writing, whether offer the selling stockholder desires to accept. If neither (1) nor (2) applies, then the value shall be established pursuant to arbitration under the laws of the State of Nevada in which event all stockholders shall comply with said laws. Whenever any selling stockholder wishes to establish value under (2) above, he shall include with his offer to the corporation a copy of the written offer which he proposes to accept, containing the name of the purchaser, his address and all terms of purchase.

3. Failure to give notice of acceptance by the corporation or a stockholder within the time allowed shall be deemed to be a rejection of the offer.

4. Terms of purchase under Paragraph 2(1) above shall be as agreed by the parties, under Paragraph 2(2) above shall be in accordance with the written offer, and if value is established by arbitration, shall be cash at closing. The closing shall take place upon the earlier of acceptance by the corporation, expiration of the option period, upon acceptance by a stockholder, or upon receipt of the findings as to value by the arbiters should an arbitration proceeding be held.

5. Stock transferred in any manner other than that delineated above or by operation by law shall be deemed void.


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6. If the offers are rejected by the corporation and stockholders in writing, the selling stockholder shall be free of all restrictions above mentioned.


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     I, THE UNDERSIGNED, FOR THE PURPOSE OF FORMING A CORPORATION UNDER THE
LAWS OF THE STATE OF NEVADA, DO MAKE, FILE AND RECORD THIS CERTIFICATE, AND DO CERTIFY THAT THE FACTS HEREIN STATED ARE TRUE AND I HAVE ACCORDINGLY HEREUNTO SET MY HAND AND SEAL THIS DAY: THURSDAY, JULY 31, 1997.


                                        /s/ Don Harmer
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                                        Don Harmer